                                                                     Exhibit 4.1




                               PENN HOLDINGS, INC.


                           THE GUARANTORS named herein


                                       and


                        THE BANK OF NEW YORK, as Trustee



                                   INDENTURE

                            Dated as of June 8, 1998

                                 $100,000,000

                          9-7/8% Senior Notes due 2008

                                        CROSS-REFERENCE TABLE
 1          TIA                                                                            Indenture
 2        Section                                                                           Section
 3        -------                                                                           -------
 4        310   (a)(1)...............................................................         7.10
 5              (a)(2)...............................................................         7.10
 6              (a)(3)...............................................................         N.A.
 7              (a)(4)...............................................................         N.A.
 8              (b)..................................................................         7.08; 7.10; 11.02
 9              (b)(1)...............................................................         7.10
10              (b)(9)...............................................................         7.10
11              (c)..................................................................         N.A.
12        311   (a)..................................................................         7.11
13              (b)..................................................................         7.11
14              (c)..................................................................         N.A.
15        312   (a)..................................................................         2.05
16              (b)..................................................................         11.03
17              (c)..................................................................         11.03
18        313   (a)..................................................................         7.06
19              (b)(1)...............................................................         7.06
20              (b)(2)...............................................................         7.06
21              (c)..................................................................         11.02
22              (d)..................................................................         7.06
23        314   (a)..................................................................         4.02; 4.04; 11.02
24              (b)..................................................................         N.A.
25              (c)(1)...............................................................         11.04; 11.05
26              (c)(2)...............................................................         11.04; 11.05
27              (c)(3)...............................................................         N.A.
28              (d)..................................................................         N.A.
29              (e)..................................................................         11.05
30              (f)..................................................................         N.A.
31        315   (a)..................................................................         7.01; 7.02
32              (b)..................................................................         7.05; 11.02
33              (c)..................................................................         7.01
34              (d)..................................................................         6.05; 7.01; 7.02
35              (e)..................................................................         6.11
36        316   (a) (last sentence)..................................................         11.06
37              (a)(1)(A)............................................................         7.01; 7.02; 8.02
38              (a)(1)(B)............................................................         6.04
39              (a)(2)...............................................................         8.02
40              (b)..................................................................         6.08
41              (c)..................................................................         8.04
42        317   (a)(1)...............................................................         6.08
43              (a)(2)...............................................................         6.09
44              (b)..................................................................         7.12
45        318   (a)..................................................................         11.01

          ---------------
          N.A. means Not Applicable
          Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture

                                TABLE OF CONTENTS


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                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions...............................................................1
SECTION 1.02.    Other Definitions........................................................23
SECTION 1.03.    Incorporation by Reference of Trust Indenture Act........................24
SECTION 1.04.    Rules of Construction....................................................24


                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.    Amount of Notes..........................................................25
SECTION 2.02.    Form and Dating..........................................................25
SECTION 2.03.    Execution and Authentication.............................................26
SECTION 2.04.    Registrar and Paying Agent...............................................27
SECTION 2.05.    Paying Agent To Hold Money in Trust......................................27
SECTION 2.06.    Noteholder Lists.........................................................28
SECTION 2.07.    Transfer and Exchange....................................................28
SECTION 2.08.    Replacement Notes........................................................29
SECTION 2.09.    Outstanding Notes........................................................29
SECTION 2.10.    Treasury Notes...........................................................30
SECTION 2.11.    Temporary Notes..........................................................30
SECTION 2.12.    Cancellation.............................................................30
SECTION 2.13.    Defaulted Interest.......................................................30
SECTION 2.14.    CUSIP Number.............................................................31
SECTION 2.15.    Deposit of Moneys........................................................31
SECTION 2.16.    Book-Entry Provisions for Global Notes...................................31
SECTION 2.17.    Special Transfer Provisions..............................................33
SECTION 2.18.    Computation of Interest..................................................35


                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.    Election To Redeem; Notices to Trustee...................................36
SECTION 3.02.    Selection by Trustee of Notes To Be Redeemed.............................36
SECTION 3.03.    Notice of Redemption.....................................................36

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
SECTION 3.04.    Effect of Notice of Redemption...........................................37
SECTION 3.05.    Deposit of Redemption Price..............................................37
SECTION 3.06.    Notes Redeemed in Part...................................................38


                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.    Payment of Notes.........................................................38
SECTION 4.02.    Reports to Holders.......................................................39
SECTION 4.03.    Waiver of Stay, Extension or Usury Laws..................................39
SECTION 4.04.    Compliance Certificate...................................................40
SECTION 4.05.    Taxes....................................................................40
SECTION 4.06.    Limitation on Additional Indebtedness....................................40
SECTION 4.07.    Limitation on Restricted Payments........................................41
SECTION 4.08.    Limitations on Liens.....................................................43
SECTION 4.09.    Limitation on Transactions with Affiliates...............................44
SECTION 4.10.    Limitation on Creation of Subsidiaries...................................45
SECTION 4.11.    Limitation on Certain Asset Sales........................................45
SECTION 4.12.    Limitation on Capital Stock of Restricted Subsidiaries...................46
SECTION 4.13.    Limitation on Sale and Lease-Back Transactions...........................47
SECTION 4.14.    Limitation on Dividend and Other Payment Restrictions Affecting
                    Subsidiaries..........................................................47
SECTION 4.15.    Payments for Consent.....................................................48
SECTION 4.16.    Legal Existence..........................................................48
SECTION 4.17.    Change of Control Offer..................................................48
SECTION 4.18.    [Intentionally Omitted]..................................................50
SECTION 4.19.    Maintenance of Properties; Insurance; Books and Records; Compliance
                    with Law..............................................................50
SECTION 4.20.    Further Assurance to the Trustee.........................................51
SECTION 4.21.    Limitation on Conduct of Business........................................51


                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.    Limitation on Consolidation, Amalgamation, Merger  and Sale of Assets....52
SECTION 5.02.    Successor Person Substituted.............................................53


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                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01.    Events of Default........................................................53
SECTION 6.02.    Acceleration.............................................................56
SECTION 6.03.    Other Remedies...........................................................57
SECTION 6.04.    Waiver of Past Defaults and Events of Default............................57
SECTION 6.05.    Control by Majority......................................................58
SECTION 6.06.    Limitation on Suits......................................................58
SECTION 6.07.    No Personal Liability of Directors, Officers, Employees and
                    Stockholders..........................................................58
SECTION 6.08.    Rights of Holders To Receive Payment.....................................59
SECTION 6.09.    Collection Suit by Trustee...............................................59
SECTION 6.10.    Trustee May File Proofs of Claim.........................................59
SECTION 6.11.    Priorities...............................................................60
SECTION 6.12.    Undertaking for Costs....................................................60
SECTION 6.13.    Restoration of Rights and Remedies.......................................60


                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.    Duties of Trustee........................................................61
SECTION 7.02.    Rights of Trustee........................................................62
SECTION 7.03.    Individual Rights of Trustee.............................................63
SECTION 7.04.    Trustee's Disclaimer.....................................................63
SECTION 7.05.    Notice of Defaults.......................................................63
SECTION 7.06.    Reports by Trustee to Holders............................................63
SECTION 7.07.    Compensation and Indemnity...............................................64
SECTION 7.08.    Replacement of Trustee...................................................65
SECTION 7.09.    Successor Trustee by Consolidation, Merger, etc..........................66
SECTION 7.10.    Eligibility; Disqualification............................................66
SECTION 7.11.    Preferential Collection of Claims Against Issuer.........................66
SECTION 7.12.    Paying Agents............................................................66


                                  ARTICLE EIGHT

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01.    Without Consent of Holders...............................................67


                                     -iii-


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
SECTION 8.02.    With Consent of Holders..................................................68
SECTION 8.03.    Compliance with Trust Indenture Act......................................69
SECTION 8.04.    Revocation and Effect of Consents........................................69
SECTION 8.05.    Notation on or Exchange of Notes.........................................70
SECTION 8.06.    Trustee To Sign Amendments, etc..........................................70


                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.    Discharge of Indenture...................................................71
SECTION 9.02.    Legal Defeasance.........................................................71
SECTION 9.03.    Covenant Defeasance......................................................72
SECTION 9.04.    Conditions to Defeasance or Covenant Defeasance..........................72
SECTION 9.05.    Deposited Money and U.S. Government Obligations To Be Held in Trust;
                    Other Miscellaneous Provisions........................................74
SECTION 9.06.    Reinstatement............................................................75
SECTION 9.07.    Moneys Held by Paying Agent..............................................75
SECTION 9.08.    Moneys Held by Trustee...................................................75


                                   ARTICLE TEN

                               GUARANTEE OF NOTES

SECTION 10.01.   Guarantee................................................................76
SECTION 10.02.   Execution and Delivery of Guarantee......................................78
SECTION 10.03.   Limitation of Guarantee..................................................78
SECTION 10.04.   Additional Guarantors....................................................79
SECTION 10.05.   Release of Guarantor.....................................................79
SECTION 10.06.   Waiver of Subrogation....................................................80


                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

SECTION 11.01.   Trust Indenture Act Controls.............................................80
SECTION 11.02.   Notices..................................................................80
SECTION 11.03.   Communications by Holders with Other Holders.............................82
SECTION 11.04.   Certificate and Opinion as to Conditions Precedent.......................82
SECTION 11.05.   Statements Required in Certificate and Opinion...........................82
SECTION 11.06.   Rules by Trustee and Agents..............................................83

                                      -iv-


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
                                                                                         Page
                                                                                         ----
SECTION 11.07.   Business Days; Legal Holidays............................................83
SECTION 11.08.   Governing Law............................................................83
SECTION 11.09.   Submission to Jurisdiction; Waiver of Immunities.........................83
SECTION 11.10.   No Adverse Interpretation of Other Agreements............................84
SECTION 11.11.   No Recourse Against Others...............................................84
SECTION 11.12.   Successors...............................................................84
SECTION 11.13.   Multiple Counterparts....................................................84
SECTION 11.14.   Table of Contents, Headings, etc.........................................85
SECTION 11.15.   Separability.............................................................85

                                             EXHIBITS

Exhibit A.       Form of Note............................................................A-1
Exhibit B.       Form of Legend for Rule 144A............................................B-1
Exhibit C.       Form of Legend and Assignment Language for Regulation S Note............C-1
Exhibit D.       Form of Legend for Global Note..........................................D-1
Exhibit E.       Form of Certificate to Be Delivered in Connection with Transfers to
                    Non-QIB Accredited Investors.........................................E-1
Exhibit F.       Form of Certificate to Be Delivered in Connection with Transfers
                    Pursuant to Regulation S.............................................F-1
Exhibit G.       Form of Guarantee.......................................................G-1

                  INDENTURE, dated as of June 8, 1998, among PEN HOLDINGS, INC. a corporation incorporated under the laws of Tennessee, as issuer (the "Issuer"), the Guarantors (as hereinafter defined) and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.     Definitions.

                  "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or a Restricted Subsidiary or which is assumed in connection with the acquisition of assets from such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

                  "Additional Interest" means additional interest on the Notes which the Issuer and the Guarantors, jointly and severally, agree to pay to the Holders pursuant to Section 4 of the Registration Rights Agreement.

                  "Affiliate" means, with respect to any specific Person, any other Person (including, without limitation, such Person's issue, siblings and spouse) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; provided that for purposes of this Indenture, the term "Affiliate" shall not include CIBC Oppenheimer Corp. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of the covenant described under Section 4.09 herein, beneficial ownership of at least 10% of the voting securities of a Person, either directly or indirectly, shall be deemed to be control.

                  "Agent" means any Registrar, Paying Agent, or agent for service or notices and demands.

                  "Asset Acquisition" means (a) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person pursuant to which such Person becomes a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer or (b) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of the assets of any Person (other than a Restricted Subsidiary of the Issuer) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition (including any Sale and Lease-Back Transaction), other than to the Issuer or any of its Wholly-Owned Subsidiaries, in any single transaction or series of related transactions of (a) any Capital Stock of any Restricted Subsidiary of the Issuer or (b) any other property or assets of the Issuer or of any Restricted Subsidiary thereof outside of the ordinary course of business; provided that Asset Sales shall not include
(i) a transaction or series of related transactions for which the Issuer or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million (provided that the Issuer or such Restricted Subsidiary received consideration equal to the Fair Market Value of any such property or assets so sold, conveyed, assigned, transferred, leased or otherwise disposed of), (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Issuer as permitted under Section 5.01,
(iii) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use or no longer useful or productive in connection with the business of the Issuer or any Restricted Subsidiary, as the case may be, (iv) the sale of inventory in the ordinary course of business, (v) any transaction consummated in compliance with Section 4.07 hereof, (vi) the sale of the Issuer's Big Sandy River Terminal located in Kentucky, and (vii) the sale of the stock, partnership interests or assets of Pen Cotton Company of South Carolina, Pen Cotton Company, Pen Cotton Company of Alabama, Inc., Pen Hardwood Company (including its 78% partnership interest in Camden Hardwood Company), and Marine Terminals Incorporated (including its one-third partnership interest in International Marine Terminals).

                  "Asset Sale Proceeds" means, with respect to any Asset Sale, cash or Cash Equivalents received by the Issuer or any Restricted Subsidiary of the Issuer from such Asset Sale, after (a) provision for all income or other taxes resulting from such Asset Sale, (b) payment of all brokerage commissions and other fees and expenses, including, without limitation, legal, accounting and appraisal fees, related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary of the Issuer as a result of such Asset Sale, (d) repayment of Indebtedness that is required to be repaid in connection with such Asset

Sale and (e) deduction of appropriate amounts to be provided by the Issuer or a Restricted Subsidiary of the Issuer as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Issuer or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale.

                  "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination the present value (discounted according to GAAP at the cost of indebtedness implied in the Sale and Lease-Back Transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

                  "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied or that have not been deemed to have been applied in accordance with clause (iii), and which have not yet been the basis for an Excess Proceeds Offer in accordance with clause (iii)(c), in each case, of the first paragraph of Section 4.11.

                  "Bank Warrants" means the warrants to initially purchase an aggregate of three hundred twenty-six thousand, seven hundred seventy-two shares of the common stock of the Issuer issued to the lenders in connection with the establishment of the Issuer's Existing Credit Facility.

                  "Board of Directors" with respect to any Person means, (i) at any time such Person is a limited liability Issuer, the board of directors of its managing member or, if such managing member is a limited liability Issuer, the board of directors of such managing member's managing member, and (ii) otherwise the board of directors of such Person or any committee authorized to act therefor.

                  "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Issuer or a Guarantor, as appropriate, and to be in full force and effect, and delivered to the Trustee.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

                  "Capitalized Lease Obligations" means with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state, as the case may be, or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state, as the case may be, thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

                  A "Change of Control" of the Issuer will be deemed to have occurred at such time as (i) any Person (including a Person's Affiliates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power of the Issuer or otherwise becomes able to exercise the right to give directions with respect to the operating and financial policies of the Issuer or (ii) there shall be consummated any consolidation or merger of the Issuer in which the Issuer is not the continuing or surviving corporation or pursuant to which the Common Stock of the Issuer would be converted into cash, securities or other property, other than a merger or consolidation of the Issuer in which the holders of the Common Stock of the Issuer outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of EBITDA of such Person for the four most recent consecutive fiscal quarters for which financial statements are available (the "Four Quarter Period") ending on or prior to the date of determination to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis to (i) the incurrence of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation, (ii), any incurrence of other Indebtedness (and the application of the proceeds thereof), in each case set forth in clauses (i) and (ii), occurring on or after the first day of the Four Quarter Period and on or prior to the date of determination, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and
(iii) any Asset Sales or Asset Acquisitions (including the increase or decrease, as the case may be, in the EBITDA directly attributable to such Asset Sale or Asset Acquisition, as the case may be) occurring on or after the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

                  "Consolidated Fixed Charges" means, with respect to any Person, for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments (to any Person other than the Issuer or a Restricted Subsidiary) on any series of Disqualified Capital Stock of such Person (other than dividends paid in Capital Stock (other than Disqualified Capital Stock)) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

                  "Consolidated Interest Expense" means, with respect to any Person, for any period, without duplication, (i) the aggregate amount of interest charges, whether expensed or capitalized, incurred or accrued by such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period (including non-cash interest payments), plus (ii) to the extent not included in clause (i) above, an amount equal to the sum of: (A) imputed interest included in Capitalized Lease Obligations, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (C) the net costs associated with Interest Rate Agreements and other hedging obligations, (D) amortization of deferred financing costs and expenses, (E) the interest portion of any deferred payment obligations, (F) amortization of discount or premium on Indebtedness, if any, (G) all capitalized interest and all accrued interest, (H) all non-cash interest expense and (I) all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person minus to the extent included in clauses (i) or (ii) above, fees and expenses (cash or non-cash) incurred in connection with the Offering, the termination of the Existing Credit Facility, including the redemption of the Bank Warrants, and the establishment of the New Credit Facility). For purposes of calculating Consolidated Interest Expense on a pro forma basis, the interest on Indebtedness bearing a floating rate of interest shall be the interest rate in effect at the time of determination, taking into account on a pro forma basis any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term at the date of determination of at least 12 months.

                  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the Net Income of any Person, other than a Restricted Subsidiary of the referent Person, shall be excluded, except to the extent of the amount of cash dividends or distributions actually received by the referent Person, (b) the Net Income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes or this Indenture or the New Credit Facility) shall be excluded to the extent of such restriction or limitation, (c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded,
(d) extraordinary gains and losses and any foreign exchange gains and losses shall be excluded, (e) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded, (f) the cumulative effect of a change in accounting principles after the Issue Date shall be excluded, (g) any restoration to income or any contingency reserve of an extraordinary, non-recurring or unusual nature shall be excluded, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time subsequent to the Issue Date and
(h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded.

                  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, less (to the extent included) amounts attributable to Disqualified Capital Stock of such Person.

                  "Convertible Preferred Stock" means the convertible preferred stock of the issuer with a face value of $13,650,000, convertible to common stock of the Issuer at the holder's option between January 2001 and January 2002. If not earlier converted to common stock of the Issuer, the Convertible Preferred Stock will be mandatorily redeemable in 2006, along with accrued dividends thereon, such amounts to be paid in 40 quarterly payments over ten years at a rate of 2.25% above the rate payable on five-year U.S. Treasury obligations.

                  "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, Floor 21 West, New York, New York 10286, attention:
Corporate Trust Administration.

                  "Credit Facilities" means the Credit Agreement dated as of June 8, 1998, among the Issuer, the guarantors named therein, the lenders party thereto in their capacities as lenders thereunder and Mellon Bank, N.A. and Canadian Imperial Bank of Commerce, as co-agents, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.06 hereof) or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary of the Issuer against fluctuations in currency values.

                  "Default" means any event that is, or with the passing of time or giving of notice or both would be, an Event of Default.

                  "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Issuer or another Person designated as Depository by the Issuer, which Person must be a clearing agency registered under the Exchange Act.

                  "Designation" shall have the meaning set forth in the definition of "Restricted Payment."

                  "Designation Amount" shall have the meaning set forth in the definition of "Restricted Payment."

                  "Disqualified Capital Stock" means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (except, in each case, in accordance with a change of control provision, which provision has substantially the same effect as the provisions of this Indenture described under Section 4.17 hereof), in whole or in part, or is exchangeable into Indebtedness on or prior to the final maturity date of the Notes.

                  "EBITDA" means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation and depletion for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period, plus (vii) charges resulting from fees and expenses (cash or non-cash) incurred in connection with the Offering of the Notes, the termination of the Existing Credit Facility, including the redemption of the Bank Warrants, and the establishment of the New Credit Facility, and charges resulting from prepayment penalties incurred in connection with the early retirement of Indebtedness out of the net proceeds from the Offering of the Notes minus (b) all non-cash items increasing Consolidated Net Income for such period, minus (c) to the extend not included above, interest income accruing on restricted cash and Cash Equivalents that the Issuer has deposited in escrow to fund guarantees of indebtedness of International Marine Terminals, minus (d) all cash payments during such period relating to non-cash charges that were added back in determining EBITDA in any prior period, all for such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Exchange Notes" has the meaning provided in the Registration Rights Agreement or, with respect to Notes issued under this Indenture subsequent to the Issue Date pursuant to Section 2.01, a registration rights agreement substantially identical to the Registration Rights Agreement.

                  "Existing Credit Facility" means the Issuer's senior secured credit facility pursuant to the Credit Agreement, dated as of August 16, 1994, by and among the Issuer, Pen

Coal Corporation, River Marine Terminals, Inc., The Elk Horn Coal Corporation, and Mellon Bank, N.A., as agent and a lender, and the lenders named therein, as amended.

                  "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Issuer acting reasonably and in good faith and, in the case of determination involving assets or property in excess of $500,000 shall be evidenced by a resolution of the Board of Directors of the Issuer delivered to the Trustee.

                  "Foreign Credit Facility" means a working capital facility available to a Foreign Restricted Subsidiary; provided that the Indebtedness incurred under such facility is denominated and payable in U.S. or Canadian dollars or the local currencies of the jurisdictions of the operations of the Foreign Restricted Subsidiary incurring such Indebtedness.

                  "Foreign Restricted Subsidiary" means a Restricted Subsidiary whose jurisdiction of incorporation or formation is other than the United States, any state thereof or the District of Columbia or Canada or any province or territory thereof.

                  "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States on the Issue Date.

                  "Guarantee" means, as the context may require, individually, a guarantee, or collectively, any and all guarantees, of the obligations of the Issuer with respect to the Notes by each Guarantor pursuant to the terms of
Article 10 hereof, substantially in the form set forth in Exhibit G.

                  "Guarantors" means (i) each Subsidiary of the Issuer existing on the Issue Date with assets or shareholders' equity in excess of $25,000 on the Issue Date and (ii) each other Restricted Subsidiary of the Issuer formed, created or acquired after the Issue Date.

                  "Holder", "holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

                  "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that existed prior to such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

                  "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations of such Person (but excluding any obligations under operating leases), (ii) obligations of others secured by a lien to which any property or assets owned or held by such Person are subject, whether or not the obligation or obligations secured thereby shall have been assumed, provided that, for the purposes of determining the amount of Indebtedness described in this clause, if recourse with respect to such Indebtedness is limited to such asset, the amount of such Indebtedness shall be limited to the Fair Market Value for such asset, (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), provided that guarantees of indebtedness of International Marine Terminals shall be included only to the extent that such guarantees exceed the amount of restricted cash and Cash Equivalents that the Issuer has deposited in escrow to fund such guarantees, (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price (for the purposes hereof "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture), (vi) obligations of any such Person under any Currency Agreement or any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Currency Agreement or Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP) and (vii) Attributable Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that (i) the amount outstanding at any time of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness at such time as determined in conformity with GAAP and (ii) Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Issuer or any of its Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

                  "Indenture" means this Indenture as amended, restated or supplemented from time to time.

                  "Independent Financial Advisor" means an investment banking firm of national reputation in the United States (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Issuer or any of its Affiliates; provided, that notwithstanding the foregoing, CIBC Oppenheimer Corp. shall be deemed to be an Independent Financial Advisor and (ii) which, in the judgment of the Board of Directors of the Issuer, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Initial Purchaser" means CIBC Oppenheimer Corp.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501 (a)(1), (2), (3) or (7) promulgated under the Securities Act.

                  "Interest Rate Agreement" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

                  "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

                  "Investments" means, with respect to any Person, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person and
(ii) the repurchase of securities of any Person by such Person. For the purposes of the "Limitation on Restricted Payments" covenant, the amount of any Investment shall be the original cost of such

Investment plus the cost of all additional Investments by the Issuer or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. In determining the amount of any Investment involving the transfer of any property or assets other than cash, such property shall be valued at its Fair Market Value at the time of such transfer, as determined in good faith by the Board of Directors of the Person making such transfer.

                  "Issue Date" means the date the Notes are first issued by the Issuer and authenticated by the Trustee under this Indenture.

                  "Issuer" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

                  "Issuer Request" means any written request signed in the name of the Issuer by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Issuer and attested to by the Secretary or any Assistant Secretary of the Issuer.

                  "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

                  "Material Subsidiary" means, at any date of determination, (a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries (i) for the most recent fiscal year of the Issuer accounted for more than 5.0% of the consolidated revenues of the Issuer and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 5.0% of the consolidated assets of the Issuer and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Issuer and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Material Restricted Subsidiaries and as to which any event described in clause (g) of "Events of Default" above has occurred, would constitute a Material Restricted Subsidiary under clause (a) of this definition.

                  "Maturity Date" means June 15, 2008.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Income" means, with respect to any Person, for any period, the net income (loss) of such Person determined in accordance with GAAP.

                  "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

                  "Notes" means the 9-7/8% Senior Notes due 2008 issued by the Issuer, including, without limitation, the Private Exchange Notes, if any, and the Exchange Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                  "Offering" means the offering of the Notes as described in the Offering Memorandum.

                  "Offering Memorandum" means the Offering Memorandum dated June 3, 1998 pursuant to which the Notes issued on the Issue Date were offered.

                  "Officer", with respect to any Person (other than the Trustee), means the Chairman of the Board of Directors, Chief Executive Officer, the President, any Vice President and the Chief Financial Officer, the Treasurer or the Secretary of such Person, or any other officer of such Person designated by the Board of Directors of such Person and set forth in an Officers' Certificate delivered to the Trustee.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

                  "Opinion of Counsel" means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel, which counsel is reasonably acceptable to the Trustee, stating the matters required by
Section 11.05 and delivered to the Trustee.

                  "Outsourcing Transaction" means a Sale and Lease-Back Transaction relating solely to properties purchased by the Issuer or any of its Restricted Subsidiaries immediately prior to or substantially concurrent with such Sale and Lease-Back Transaction; provided that the price at which such properties are sold in such Sale and Lease-Back Transaction is at least equal to the price at which the Issuer or any of its Restricted Subsidiaries purchased such properties.

                  "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Indebtedness.

                  "Permitted Holders" means William E. Beckner or any Affiliate of William E. Beckner including any trust established and controlled by William
E. Beckner for the principal benefit of himself or his family members.

                  "Permitted Indebtedness" means:

                  (i) Indebtedness, including letters of credit, arising under or in connection with the Credit Facility in an aggregate principal amount not to exceed $40.0 million outstanding at any time and less any mandatory prepayments actually made thereunder (to the extent, in the case of payments of revolving credit borrowings, that the corresponding commitments have been permanently reduced) or scheduled payments actually made thereunder;

                  (ii)  Indebtedness under the Notes and the Guarantees;

                  (iii) Indebtedness which is outstanding on the Issue Date;

                  (iv) Indebtedness of the Issuer owed to and held by any Wholly-Owned Subsidiary which is unsecured and subordinated in right of payment to the payment and performance of the Issuer's obligations under this Indenture and the Notes and Indebtedness of any Subsidiary owed to and held by the Issuer or another Wholly-Owned Subsidiary; provided that (a) any sale or other disposition of any Indebtedness of the Issuer or any Restricted Subsidiary referred to in this clause
          (iv) to a Person (other than the Issuer or a Wholly-Owned Subsidiary),
          (b) any sale or other disposition of Capital Stock of any Restricted Subsidiary which holds Indebtedness of the Issuer or another Restricted Subsidiary such that such Restricted Subsidiary ceases to be a Subsidiary of the Issuer and (c) the Designation of a Restricted Subsidiary that holds Indebtedness of the Issuer or any other Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed to be an incurrence of Indebtedness not constituting Permitted Indebtedness by the Issuer;

                  (v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire, lease, construct or improve property used in the business or other Indebtedness secured by Liens on Property constituting Rolling Stock which Purchase Money Indebtedness, Capitalized Lease Obligations and other Indebtedness referenced above do not in the aggregate exceed, at any one time outstanding, the sum of

          $10 million plus the amount of borrowings permitted under clause
          (i) hereof minus the amount of outstanding borrowings under clause (i) hereof;

                  (vi) Interest Rate Agreements relating to Indebtedness of the Issuer (which Indebtedness (a) bears interest at fluctuating interest rates and (b) is otherwise permitted to be incurred under Section 4.06 hereof; provided that (a) such Interest Rate Agreements have been entered into for bona fide business purposes and not for speculation and (b) the notional principal amount of such Interest Rate Agreements, at the time of the incurrence thereof, does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreements relate;

                  (vii) Indebtedness Under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the principal amount of Indebtedness of the Issuer and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

                  (viii) Refinancing Indebtedness;

                  (ix) Indebtedness resulting from the redemption of the Convertible Preferred Stock and payment of accumulated dividends thereon, in each case after January 1, 2006 and in accordance with the Articles of Amendment to the Restated Charter of the Issuer in effect on the Issue Date; provided, however, that Indebtedness incurred pursuant to this clause (ix) that could not be incurred pursuant to the "Limitation on Additional Indebtedness" covenant shall reduce the aggregate sum of the amounts otherwise available under clauses (i) and
          (v) hereof;

                  (x) Indebtedness incurred in respect of performance, surety, and similar bonds and the completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business;

                  (xi) Indebtedness represented by the guarantee by the Issuer or any of the Guarantors of Indebtedness of the Company or a Guarantor that was permitted to be incurred under this Indenture;

                  (xii) additional Indebtedness of the Issuer and its Restricted Subsidiaries not to exceed $7.0 million at any one time outstanding.

                        "Permitted Investments" means Investments made on or after the Issue Date consisting of

                  (i) Investments by the Issuer, or by a Restricted Subsidiary thereof, in the Issuer or a Wholly-Owned Subsidiary;

                  (ii) Investments by the Issuer, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Wholly-Owned Subsidiary thereof;

                  (iii) Investments in Cash Equivalents;

                  (iv) reasonable and customary loans and advances made to employees in connection with their relocation not to exceed $1.0 million in the aggregate at any one time outstanding;

                  (v) an Investment that is made by the Issuer or a Restricted Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures or other securities that are issued by a third party to the Issuer or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is permitted under Section
          4.11 hereof;

                  (vi) Investments paid for solely in Capital Stock (other than Disqualified Capital Stock) of the Issuer;

                  (vii) Interest Rate Agreements and Currency Agreements entered into in the ordinary course of the Issuer's or its Restricted Subsidiaries' business;

                  (viii) Investments in International Marine Terminals (a) to repay indebtedness to Mellon Bank, N.A. of approximately $7.7 million due in 2000 and to repay approximately $13.3 million of bonds due 2006 issued by International Marine Terminals, provided, however, that such Investments shall only be Permitted Investments to the extent they are derived from Investments that the Issuer had deposited in escrow as of the Issue Date to fund such obligations of International Marine Terminals and (b) in accordance with the Issuer's partnership obligations existing on the Issue Date with respect to International Marine Terminals;

                  (ix)  Investments in existence on the Issue Date; and

                  (x) other Investments that do not exceed $3.0 million in the aggregate at any one time outstanding.

                  "Permitted Liens" means (i) Liens on Property or assets of, or any Capital Stock of, any corporation existing at the time such assets are acquired by the Issuer or any of its Subsidiaries, whether by merger, amalgamation, consolidation, purchase of assets or otherwise; provided that such Liens (x) are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by the Issuer or its Subsidiaries and (y) that any such Lien does not extend to or cover any property, Capital Stock or Indebtedness other than the property, assets, Capital Stock or Indebtedness of such corporation or a Subsidiary of such corporation, (ii) Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any Property, Capital Stock or Indebtedness other than the Property, Capital Stock or Indebtedness securing the Indebtedness so refunded, refinanced or extended, (iii) Liens in favor of the Issuer or any of its Restricted Subsidiaries, (iv) Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture; provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item, (v) statutory liens or landlords', carriers', warehousemen's, unemployment insurance, surety or appeal bonds, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (vi) Liens existing on the Issue Date, (vii) Liens securing only the Notes or the Guarantees, (viii) easements, reservation of rights of way, restrictions (including, but not limited to, zoning and building restrictions) and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Issuer and its Restricted Subsidiaries, (ix) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor, (x) Liens securing Capitalized Lease Obligations otherwise permitted under this Indenture; provided that such Lien does not extend to any property other than that subject to the underlying lease, (xi) Liens under the Credit Facilities and obligations under Interest Rate Agreements, Currency Agreements and commodity agreements, securing such Credit Facilities and obligations in an amount not to exceed $75 million in the aggregate and permitted to be incurred under this Indenture, (xii) Liens created or deposits made to secure the performance of tenders, bids, leases, statutory obligations, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business, (xiii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,
(xiv) Liens arising pursuant to Sale and Leaseback transactions entered into in compliance with this Indenture, (xv) Liens incurred in the ordinary course of business of the Issuer or any of its Subsidiaries with respect to $5 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of property or materially impair the use thereof in the operation of business by the Company or such Subsidiary and (xvi) Liens on Property constituting Rolling Stock of any Person securing Indebtedness otherwise permitted under this Indenture, provided that such Liens do not extend to or cover any other Property and (xvii) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (i) through
(xvii); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any other Property of the Issuer or its Subsidiaries other than such item of Property originally covered by such Lien or by improvement thereon or additions or accessions thereto.

                  "Person" means any individual, corporation, partnership, limited liability Company, joint venture, association, joint-stock Company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

                  "Physical Notes" means certificated Notes in registered form in substantially the form set forth in Exhibit A.

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

                  "Private Exchange" has the meaning set forth in the Registration Rights Agreement or, with respect to Notes issued under this Indenture subsequent to the Issue Date pursuant to Section 2.01, a registration rights agreement substantially identical to the Registration Rights Agreement.

                  "Private Exchange Notes" has the meaning set forth in the Registration Rights Agreement or, with respect to Notes issued under this Indenture subsequent to the Issue Date pursuant to Section 2.01, a registration rights agreement substantially identical to the Registration Rights Agreement.

                  "Private Placement Legend" means the legend initially set forth on the Rule 144A Notes in the form set forth in Exhibit B.

                  "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

                  "Public Equity Offering" means a public offering by the Issuer or any parent of shares of its Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Common Stock.

                  "Purchase Agreement" means the Securities Purchase Agreement dated June 3, 1998 by and among the Issuer, the Guarantors and the Initial Purchaser.

                  "Purchase Money Indebtedness" means any Indebtedness incurred by a Person to finance the cost (including the cost of construction, installation or improvement) of an item of property used in the business, the principal amount of which Indebtedness does not exceed the sum of (i) the lesser of (A) the Fair Market Value of such property or (B) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

                  "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

                  "Refinancing Indebtedness" means Indebtedness that replaces, refunds, renews, refinances or extends any Indebtedness of the Issuer or a Restricted Subsidiary outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Issuer or its Restricted Subsidiaries pursuant to the terms of this Indenture, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being replaced, refunded, renewed, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being replaced, refunded, renewed, refinanced or extended, or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being replaced, refunded, renewed, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being replaced, refunded, renewed, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being replaced, refunded, renewed, refinanced or extended and
(c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being replaced, refunded, renewed, refinanced or extended, except that the Issuer may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Subsidiary of the Issuer.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated June 8, 1998 among the Issuer, the Guarantors and the Initial Purchasers, as amended from time to time.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Related Business" means the business of the Issuer or any of its Restricted Subsidiaries as conducted on the Issue Date or businesses similar or ancillary thereto.

                  "Responsible Officer" when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Note" has the same meaning as "Restricted Security" set forth in Rule 144(a)(3) promulgated under the Securities Act; provided, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

                  "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Issuer or any Restricted Subsidiary of the Issuer or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Issuer or any Restricted Subsidiary of the Issuer (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Restricted Subsidiaries of the Issuer, dividends or distributions payable to the Issuer or to a Wholly-Owned Subsidiary of the Issuer), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer or any of its Restricted Subsidiaries (other than Capital Stock of a Restricted Subsidiary owned by the Issuer or a Wholly-Owned Subsidiary of the Issuer) or any options, warrants or other rights to purchase such Capital Stock) or any options, warrants or other rights to purchase such Capital Stock, (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes (other than Indebtedness of a Restricted Subsidiary held by the Issuer or a Wholly-Owned Subsidiary), (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment, (v) the designation of any Subsidiary of the Issuer as an Unrestricted Subsidiary (a "Designation"); provided that the Designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary and (vi) the forgiveness of any Indebtedness of an Affiliate of the Issuer (other than a Wholly-Owned Subsidiary) owed to the Issuer or a Restricted Subsidiary of the Issuer. In determining the amount of any Restricted Payment made under clause (v) above, the amount of such Restricted Payment (the "Designation Amount") shall be equal to the greater of
(i) the book value or (ii) the Fair Market Value of the Issuer's proportionate interest in such Subsidiary on such date.

                  "Restricted Subsidiary" means a Subsidiary of the Issuer other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Issuer existing on the Issue Date. The Board of Directors of the Issuer may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), (i) the Issuer could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section
4.06 of this Indenture and (ii) no Default or Event of Default shall have occurred and be continuing.

                  "Rolling Stock" means mobile mining equipment.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Issuer or any Restricted Subsidiary of the Issuer of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person in contemplation of such leasing.

                  "S&P" means Standard & Poor's Ratings Services and its successors.

                  "Securities Act" means the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

                  "Subsidiary" of any specified Person means any corporation, partnership, joint venture, limited liability company, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, limited liability company, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

                  "Taxes" means any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Taxing Authority.

                  "Taxing Authority" means any government or any political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

                  "Tax Settlement" means a settlement between the Issuer and applicable Tax Authorities of disputed tax and penalty amounts for all periods up to and including December 31, 1995.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code
Section 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 9.03 hereof).

                  "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                  "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Issuer which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Issuer; provided that a Subsidiary may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with Section 4.07 hereof. The Trustee shall be given prompt notice by the Issuer of each resolution adopted by the Board of Directors of the Issuer under this provision, together with a copy of each such resolution adopted.

                  "U.S. Government Obligations" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

                  "Wholly-Owned Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or similar requirements of law) of which are owned, directly or indirectly, by the Issuer.

SECTION 1.02.     Other Definitions.

                  The definitions of the following terms may be found in the sections indicated as follows:


                               Term                                   Defined in Section

"Affiliate Transaction"..........................................          4.09
"Agent Members"..................................................          2.16(a)
"Bankruptcy Law".................................................          6.01
"Business Day"...................................................         11.07
"CEDEL"..........................................................          2.16(a)
"Change of Control Offer"........................................          4.17
"Change of Control Purchase Price"...............................          4.17
"Change of Control Payment Date".................................          4.17
"Covenant Defeasance"............................................          9.03
"Custodian"......................................................          6.01
"Euroclear"......................................................          2.16(a)
"Events of Default"..............................................          6.01
"Excess Proceeds Offer"..........................................          4.11
"Excluded Holder"................................................          4.18
"Fifth Anniversary"..............................................          4.11
"Global Notes"...................................................          2.16(a)
"Legal Defeasance"...............................................          9.02
"Legal Holiday"..................................................         11.07
"Offer Period"...................................................          4.11
"Other Notes"....................................................          2.02
"Paying Agent"...................................................          2.04
"Registrar"......................................................          2.04

"Regulation S Global Notes"......................................          2.16(a)
"Regulation S Notes".............................................          2.02
"Replacement Assets..............................................          4.11
"Restricted Global Note".........................................          2.16(a)
"Rule 144A Notes"................................................          2.02
"25% Available Asset Sale Proceeds...............................          4.11


SECTION 1.03.     Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes.

                  "indenture securityholder" means a Holder or Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor on the indenture securities" means the Issuer, the Guarantors or any other obligor on the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

SECTION 1.04.     Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

                  (2)     "or" is not exclusive;

                  (3) words in the singular include the plural, and in the plural include the singular;

                  (4) words used herein implying any gender shall apply to both genders;

                 (5) "herein" "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subsection;

                 (6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Issuer;

                 (7) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.


                                   ARTICLE TWO

                                    THE NOTES


SECTION 2.01.     Amount of Notes.

                  The Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $100,000,000 upon a written order of the Issuer in the form of an Officers' Certificate of the Issuer. Such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

                  Upon receipt of a Issuer Request and an Officers' Certificate certifying that a registration statement relating to an exchange offer specified in the Registration Rights Agreement or, with respect to Notes issued under this Indenture subsequent to the Issue Date, a registration rights agreement substantially identical to the Registration Rights Agreement, is effective and that the conditions precedent to a private exchange thereunder have been met, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed $100,000,000 for issuance in exchange for the Notes tendered for exchange pursuant to such exchange offer registered under the Securities Act or pursuant to a Private Exchange. Exchange Notes or Private Exchange Notes may have such distinctive series designations and such changes in the form thereof as are specified in the Issuer Request referred to in the preceding sentence.

SECTION 2.02.     Form and Dating.

                  The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes") shall bear the legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") shall bear the legend and include the form of assignment set forth in Exhibit C, and Notes offered and sold to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S ("Other Notes") may be represented by a Restricted Global Note or, if such an investor may not hold an interest in the Restricted Global Note, a Physical Note, in each case, bearing the Private Placement Legend. Each Note shall be dated the date of its authentication.

                  The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

                  The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03.     Execution and Authentication.

                  Two Officers shall sign, or one Officer shall sign and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Issuer by manual or facsimile signature.

                  If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

                  The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.04.     Registrar and Paying Agent.

                  The Issuer shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Neither the Issuer nor any Affiliate thereof may act as Paying Agent.

                  The Issuer shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

                  The Issuer initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture.

SECTION 2.05.     Paying Agent To Hold Money in Trust.

                  Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes or the Guarantors), and the Issuer and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01 (1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.     Noteholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

SECTION 2.07.     Transfer and Exchange.

                  Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and the Trustee shall authenticate new Notes (and the Guarantors shall execute the guarantee thereon) evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Issuer may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.11, 4.17 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

                  Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

                  Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

                  Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Issuer's compliance with or have any responsibility with respect to the Issuer's compliance with any Federal or state securities laws.

SECTION 2.08.     Replacement Notes.

                  If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the guarantee thereon) if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Issuer, the Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such
Note is replaced. The Issuer may charge such Holder for the Issuer's reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuer.

SECTION 2.09.     Outstanding Notes.

                  The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

                  If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

                  If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.     Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any other Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has received an Officers' Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11.     Temporary Notes.

                  Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12.     Cancellation.

                  The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) return such cancelled Notes to the

Issuer. The Issuer may not reissue or resell, or issue new Notes to replace, Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13.     Defaulted Interest.

                  If the Issuer defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Issuer shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14.     CUSIP Number.

                  The Issuer in issuing the Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any such CUSIP number used by the Issuer in connection with the issuance of the Notes and of any change in the CUSIP number.

SECTION 2.15.     Deposit of Moneys.

                  Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

SECTION 2.16.     Book-Entry Provisions for Global Notes.

                  (a) Rule 144A Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Notes"). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Rule 144A Global Note and any other global notes representing Notes, the "Global Notes"). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Notes, of Euroclear System ("Euroclear") and Cedel Bank, S.A. ("CEDEL")), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B with respect to Rule 144A Global Notes and Exhibit C with respect to Regulation S Global Notes.

                  Members of, or direct or indirect participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall

(if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall upon receipt of a written order from the Issuer authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

                  (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

                  (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or
(d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of
Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Issuer determines otherwise in compliance with applicable law.

                  (f) On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by the Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Rule 144A Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person whom the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an opinion of counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

                  (g) Beneficial interests in the Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or CEDEL.

                  (h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global

Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

                  (i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17.     Special Transfer Provisions.

                  (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S.
Person:

                 (i) the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is two years or more after the Issue Date or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officer's Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of any transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer; and

                (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of
         (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures,

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Registrar shall reflect on its books and records the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Issuer shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

                  (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder's Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

                  (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers' Certificate required by paragraph (a)(i)(y) of this Section 2.17, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Issuer to such effect.

                  (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to
Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18.     Computation of Interest.

                  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.


                                  ARTICLE THREE

                                   REDEMPTION


SECTION 3.01.     Election To Redeem; Notices to Trustee.

                  If the Issuer elects to redeem Notes pursuant to paragraph 6 of the Notes, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in paragraph 6 of the Notes. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Noteholders pursuant to Section 3.03.

SECTION 3.02.     Selection by Trustee of Notes To Be Redeemed.

                  In the event that fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, either on a pro rata basis or by lot, or such other method as it shall deem fair and equitable; provided that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee on a pro rata basis to the extent practical, unless such a method is prohibited. The Trustee shall promptly notify the Issuer of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.     Notice of Redemption.

                  At least 30 days, and no more than 60 days, before a Redemption Date, the Issuer shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04 hereof.

                  The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

                 (1)     the Redemption Date;

                 (2) the redemption price and the amount of premium and accrued interest to be paid;

                 (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

                 (4)     the name and address of the Paying Agent;

                 (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (6) that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

                 (7) the provision of paragraph 6 of the Notes, as the case may be, pursuant to which the Notes called for redemption are being redeemed; and

                 (8) the aggregate principal amount of Notes that are being redeemed.

                  At the Issuer's written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's sole expense.

SECTION 3.04.     Effect of Notice of Redemption.

                  Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.05.     Deposit of Redemption Price.

                  On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation.

                  On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

SECTION 3.06.     Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS


SECTION 4.01.     Payment of Notes.

                  The Issuer shall pay the principal of and interest (including all Additional Interest as provided in the Registration Rights Agreement or, in the case of Notes issued subsequent to the Issue Date, a registration rights agreement substantially identical to the Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

                  The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02.     Reports to Holders.

                  (a) Whether or not required by the rules and regulations of the Commission, the Issuer shall furnish to the Trustee and the Holders of the Notes all annual and quarterly financial information that would be required to be contained in a filing with the Commission on Forms 10-K, 10-Q and 8-K, as applicable, if the Issuer were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial information, a report thereon by the Issuer's independent accountants; provided, that (x) such quarterly financial information may be prepared in accordance with GAAP, (y) such quarterly financial information shall be furnished within 60 days following the end of each fiscal quarter of the Issuer and (z) such annual financial information shall be furnished within 120 days following the end of the fiscal year of the Issuer. In addition, whether or not required by the rules and regulations of the Commission, the Issuer will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing). In addition, the Issuer shall furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144 under the Securities Act so long as the Notes are not freely transferable under the Securities Act. The Issuer will also comply with the other provisions of TIA
Section 314(a).

                  (b) The Issuer shall, upon request, provide to any Holder of Notes or any prospective transferee of any such Holder any information concerning the Issuer (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act; provided, that the Issuer shall not be required to furnish such information in connection with any request made on or after the date which is two years (or such other date as the Notes shall be freely transferable pursuant to Rule 144) from the later of (i) the date such Note (or any predecessor Note) was acquired from the Issuer or (ii) the date such Note (or any predecessor Note) was last acquired from an "affiliate" of the Issuer within the meaning of Rule 144 under the Securities Act. The Issuer shall provide the Trustee a copy of any information provided to holders under this Section 4.02.

SECTION 4.03.     Waiver of Stay, Extension or Usury Laws.

                  The Issuer and the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuer and the Guarantors hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.04.     Compliance Certificate.

                  (a) The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year and within 45 days after the end of the first, second and third quarters of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuer and its Subsidiaries during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Issuer and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Issuer and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action they are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer and the Guarantors is taking or propose to take with respect thereto.

                  (b) The Issuer and the Guarantors shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuer and the Guarantors are taking or propose to take with respect thereto.

                  (c) The Issuer's fiscal year currently ends on December 31. The Issuer will provide written notice to the Trustee of any change in its fiscal year.

SECTION 4.05.     Taxes.

                  The Issuer and the Guarantors shall, and shall cause each of their Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.06.     Limitation on Additional Indebtedness.

                  The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness (including, without limitation, any Acquired Indebtedness); provided that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Issuer may incur Indebtedness (including any Acquired Indebtedness) if the Issuer's Consolidated Fixed Charge Coverage Ratio is greater than 2.0 to 1.

                  Notwithstanding the foregoing, the Issuer and its Restricted Subsidiaries may incur Permitted Indebtedness.

                  For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xii) of the definition of Permitted Indebtedness or is entitled to be incurred pursuant to the first paragraph hereof, the Issuer may, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.

SECTION 4.07.     Limitation on Restricted Payments.

                  The Issuer will not make, and will not cause or permit any of its Restricted Subsidiaries to make, directly or indirectly, any Restricted Payment, unless:

                  (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

                  (b) immediately after giving pro forma effect to such Restricted Payment, the Issuer could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under Section 4.06 hereof; and

                  (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made after the Issue Date does not exceed the greater of (i) $5 million or (ii) the sum (without duplication) of (A) 50% of the Issuer's cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) earned (or accrued, as the case may be) during the period beginning on the first day of the Issuer's fiscal quarter commencing prior to the Issue Date and ending on the last day of the fiscal quarter for which financial statements are available immediately preceding the date of such proposed Restricted Payment (treating such period as a single accounting period); (B) 100% of the aggregate net cash proceeds received by the Issuer from the issuance or sale after the Issue Date (other than to a Subsidiary) of (1) Capital Stock (other than Disqualified Capital Stock) of the Issuer or (2) any Indebtedness or other securities of the Issuer that are convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Issuer, which have been so converted, exercised or exchanged, as the case may be; excluding, in the case of clause (c)(ii)(B), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes in accordance with paragraph 6 of the Notes; (C) without duplication of any amounts included in clause (A) above, so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with the definition of "Restricted Subsidiary," the Issuer's proportionate interest in an amount equal to the Fair Market Value of the Issuer's interest in such Subsidiary; provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary at the time of its Designation; and (D) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes. For purposes of determining the amount expended for Restricted Payments under this clause (c), property other than cash shall be valued at its Fair Market Value.

                  Provided no Default or Event of Default has occurred and is continuing, the provisions of this covenant shall not prevent (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture, (ii) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Issuer or Indebtedness subordi-nated to the Notes by conversion into, or by or in exchange for, shares of Capital Stock of the Issuer (other than Disqualified Capital Stock), or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of other shares of Capital Stock of the Issuer (other than Disqualified Capital Stock); provided that any such net cash proceeds are excluded from clause(c)(ii)(B) of the immediately preceding paragraph for the purposes of this calculation (and were not included therein at any time) and are not used to redeem the Notes pursuant to paragraph 6 of the Notes, (iii) the redemption, repayment or retirement of Indebtedness of the Issuer subordinated to the Notes in exchange for, by conversion into, or out of the net cash proceeds of, (x) a substantially concurrent sale or incurrence of Indebtedness of the Issuer (other than any Indebtedness owed to a Subsidiary) that is contractually subordinated in right of payment to the Notes to at least the same extent as the Indebtedness being redeemed, repaid or retired or (y) a substantially concurrent sale (other than to a Subsidiary of the Issuer) of shares of Capital Stock of the Issuer; provided that any such net cash proceeds and the fair value of any Capital Stock issued in exchange for such retired Disqualified Capital Stock are excluded from clause (c)(ii)(B) of the immediately preceding paragraph (and were not included therein at any time) and are not used to redeem the Notes pursuant to paragraph 6 of the Notes, (iv) the retirement of any shares of Disqualified Capital Stock of the Issuer by conversion into, or by exchange for, shares of Capital Stock of the Issuer, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of other shares of Capital Stock of the Issuer; provided that any such net cash proceeds and the Fair Market Value of any Capital Stock issued in exchange for such retired Disqualified Capital Stock are excluded from clause (c)(ii)(B) of the immediately preceding paragraph (and were not included therein at any time) and are not used to redeem the Notes pursuant to paragraph 6 of the Notes, (v) the purchase, redemption or other acquisition for value of shares of Capital Stock of the Issuer (other than Disqualified Capital Stock) or options on such shares held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of capital stock or options were issued or pursuant to a severance, buy-sell or right of first refusal agreement with such current or former officer or employee; provided that the aggregate cash consideration paid, or distributions made, pursuant to this clause (v) do not exceed $3.0 million, (vi) the making of Investments in Unrestricted Subsidiaries, joint ventures and other entities in an amount not to exceed $2.0 million in the aggregate at any one time outstanding and (vii) the redemption of the Convertible Preferred Stock in conjunction with any Tax Settlement or in conjunction with Indebtedness permitted under this Indenture (provided however, that the Issuer shall not be prevented from redeeming the Convertible Preferred Stock on or after January 3, 2006 by reason of any Default or Event of Default). In calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to clauses (i), (vi) and (vii) shall be included in such calculation and (ii),
(iii), (iv) and (v) shall not be included in such calculation.

                  Not later than the date of making any Restricted Payment, the Issuer shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described above were computed, which calculations may be based upon the Issuer's latest available financial statements, and that no Default or Event of Default has occurred and is continuing and no Default or Event of Default will occur immediately after giving effect to any such Restricted Payments.

SECTION 4.08.     Limitations on Liens.

                  The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Issuer or any of its Restricted Subsidiaries, unless
(i) if such Lien secures Indebtedness which is ranked pari passu with the Notes or any Guarantee, then the Notes or such Guarantee, as the case may be, are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Notes or any Guarantee, then the Notes or such Guarantee, as the case may be, are secured and the Lien securing such other Indebtedness shall be subordinated to the Lien granted to the holders of the Notes or such Guarantee, as the case may be, at least to the same extent as such Indebtedness is subordinated to the Notes or such Guarantee, as the case may be.

SECTION 4.09.     Limitation on Transactions with Affiliates.

                  The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (each an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Issuer and its Wholly-Owned Subsidiaries; or (ii) the terms of such Affiliate Transaction are fair to the Issuer or such Restricted Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Issuer or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction (or any series of related Affiliate Transactions) involving an amount or having a Fair Market Value in excess of $3.0 million which is not permitted under clause (i) of the immediately preceding sentence, the Issuer must obtain a resolution of the Board of Directors of the Issuer certifying in good faith that it has approved such Affiliate Transaction and determined that such Affiliate Transaction complies with clause (ii) of the immediately preceding sentence. In addition, in any Affiliate Transaction (or any series of related Affiliate Transac-tions) involving an amount or having a Fair Market Value in excess of $10.0 million which is not permitted under clause (i) of the second preceding sentence, the Issuer must obtain a written opinion from an Independent Financial Advisor that such transaction or transactions are fair to the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view; provided that the provisions of this sentence shall not apply to the (i) sale of inventory in the ordinary course of business or (ii) payments made to International Marine Terminals, on an arm's-length basis in the ordinary course of business, relating to the loading of coal onto ships or in accordance with the Issuer's financial obligations, if any, pursuant to the Issuer's contractual partnership obligations existing on the Issue Date with respect to International Marine Terminals.

                  The foregoing provisions will not apply to (i) any Restricted Payment made in compliance with Section 4.07 hereof, (ii) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors or employees of the Issuer or any Restricted Subsidiary of the Issuer as determined in good faith by the Issuer's Board of Directors or senior management or (iii) any written agreement in existence on the Issue Date which has been disclosed in the Offering Memorandum in respect of the Notes and any such extension, renewal or substitution that does not materially alter the financial and economic risks and obligations of the Issuer thereto from those existing on the Issue Date.

SECTION 4.10.     Limitation on Creation of Subsidiaries.

                  The Issuer will not create or acquire, nor permit any of its Restricted subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the date of this Indenture, (ii) a Restricted Subsidiary conducting a business similar or reasonably related to the coal mining and marketing businesses of the Issuer and its Subsidiaries on the Issue Date, or (iii) an Unrestricted Subsidiary; provided, however, that each Restricted Subsidiary acquired or created pursuant to clause (ii) shall at the time it has either assets or shareholders' equity in excess of $25,000 have evidenced its guarantee with such documentation, satisfactory in form and substance to the Trustee relating thereto as the Trustee shall require, including, without limitation a supplement or amendment to this Indenture and opinions of counsel as to the enforceability of such guarantee, pursuant to which such Restricted Subsidiary shall become a Guarantor.

SECTION 4.11.     Limitation on Certain Asset Sales.

                  (a) The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Issuer or such applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the Fair Market Value of the assets sold or otherwise disposed of; (ii) not less than 75% of the consideration received by the Issuer or such applicable Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents, (provided, that the amount of any Indebtedness (other than subordinated Indebtedness) of the Issuer or any Guarantor that is actually assumed by the transferee in such Asset Sale and from which the Issuer and the Guarantors are fully and unconditionally released shall be deemed to be cash for purposes of clause (i) above; and (iii) the Asset Sale Proceeds received by the Issuer or such Restricted Subsidiary, as the case may be, are applied (or, at the Issuer's election, are deemed to have been applied to an event described under clauses (iii)(a) or (iii)(b) occurring within 45 days prior to the receipt of such Asset Sale Proceeds, provided, that the Issuer's intent to apply Asset Sale Proceeds to such an event must have been announced by letter to the Trustee prior to the occurrence of the event), at the Issuer's option, (a) to prepay, repay or purchase indebtedness under the Credit Facility or any other secured Indebtedness of the Issuer or such Restricted Subsidiary; provided that any such repayment shall result in or the Issuer shall effect a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; or (b) to an Investment in properties and assets that are used or useful in the business of the Issuer or its Restricted Subsidiaries or in businesses similar to or ancillary to the business of the Issuer or its Restricted Subsidiaries as conducted at the time of such Asset Sale (and, pending such use, may be used to temporarily reduce indebtedness under the Credit Facility or may invest such Asset Sale Proceeds in any manner not prohibited by this Indenture); provided that, (c) if on the 360th day following the receipt of the Asset Sale Proceeds, the Available Asset Sale Proceeds exceed $5.0 million, the Issuer shall apply an amount equal to the Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Issuer may retain and use for general corporate purposes the portion (any such portion, a "Deficiency") of the Available Asset Sale Proceeds not required to repurchase Notes. Upon completion of any Excess Proceeds Offer, the amount of Available Asset Sale Proceeds shall be reset to zero.

                  (b) If the Issuer is required to make an Excess Proceeds Offer, the Issuer shall mail, within 30 days following the date specified in clause (iii)(c) above, a notice to the holders stating among other things: (1) that such holders have the right to require the Issuer to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date; (2) the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions that each holder must follow in order to have such Notes purchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the purchase of such Notes.

                  (c) In the event of the transfer of substantially all (but not all) of the property and assets of the Issuer and its Restricted Subsidiaries as an entirety to a Person (other than a Guarantor) in a transaction permitted under Section 5.01 hereof, the successor Person shall be deemed to have sold the properties and assets of the Issuer and its Restricted Subsidiaries not so transferred for purposes of this Section 4.11, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale.

                  The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.11, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.11 by virtue thereof.

SECTION 4.12.     Limitation on Capital Stock of Restricted Subsidiaries.

                  The Issuer will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary of the Issuer (other than under the Credit Facilities) or (ii) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to the Issuer or a Restricted Subsidiary of the Issuer. The foregoing restrictions shall not apply to an Asset Sale consisting of 100% of the Capital Stock of a Restricted Subsidiary owned by the Issuer made in compliance with Section 4.11 hereof.

SECTION 4.13.     Limitation on Sale and Lease-Back Transactions.

                  The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the Fair Market Value of the property sold, as determined by a board resolution of the Issuer, and (ii) immediately prior to and after giving effect to the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction, the Issuer could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.06 hereof.

SECTION 4.14.     Limitation on Dividend and Other Payment
                  Restrictions Affecting Subsidiaries.

                  The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Issuer to (a)(i) pay dividends or make any other distributions to the Issuer or any Restricted Subsidiary of the Issuer (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits or (ii) repay any Indebtedness or any other obligation owed to the Issuer or any Restricted Subsidiary of the Issuer, (b) make loans or advances or capital contributions to the Issuer or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except for such encum-brances or restrictions existing under or by reason of (i) encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date, (ii) this Indenture, the Notes and the Guarantees, (iii) applicable law, (iv) any instrument governing Acquired Indebtedness as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred by such Person in connection with, as a result of or in anticipation or contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired, (v) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices,
(vi) encumbrances or restrictions under the Credit Facility or a Foreign Credit Facility; provided that, in each case, all Indebtedness under such facilities was incurred in compliance with this Indenture, (vii) Refinancing Indebtedness; provided that such restrictions are no more restrictive than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (viii) customary restrictions in security agreements or mortgages securing Indebtedness of the Issuer or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages or (ix) customary restrictions with respect to a Restricted Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary.

SECTION 4.15.     Payments for Consent.

                  The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 4.16.     Legal Existence.

                  Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors of the Issuer shall determine that the preserva-tion thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.17.     Change of Control Offer.

                  (a) Upon the occurrence of a Change of Control, the Issuer shall be obligated to make an offer to purchase (the "Change of Control Offer") all outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date (as defined) in accordance with the procedures set forth below.

                  (b) Within 30 days of the occurrence of a Change of Control, the Issuer shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

                 (1) that the Change of Control Offer is being made pursuant to this Section 4.17 and that all Notes tendered will be accepted for payment;

                 (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"));

                 (3) that any Note not tendered will continue to accrue interest;

                 (4) that, unless the Issuer defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                 (5) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                 (6) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

                 (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

                 (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

                 (9) the name and address of the Paying Agent.

                  On the Change of Control Payment Date, the Issuer shall, to the extent lawful, (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Issuer. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Issuer shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

                  (c) (i) If the Issuer or any Restricted Subsidiary thereof has issued any outstanding (A) indebtedness that is subordinated in right of payment to the Notes or (B) Preferred Stock, and the Issuer or such Restricted Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such subordinated indebtedness or Preferred Stock in the event of a change of control, the Issuer shall not consummate any such offer or distribution with respect to such subordinated indebtedness or Preferred Stock until such time as the Issuer shall have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Issuer's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Notes and (ii) the Issuer will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under this Indenture.

                  The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.17, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.17 by virtue thereof.

SECTION 4.18.     [Intentionally Omitted]

SECTION 4.19. Maintenance of Properties; Insurance; Books and Records; Compliance with Law.

                  (a) The Issuer shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

                  (b) The Issuer shall maintain, and shall cause to be maintained for each of its Restricted Subsidiaries, insurance covering such risks as are usually and customarily insured against by corporations similarly situated, in such amounts as shall be customary for corporations similarly situated and with such deductibles and by such methods as shall be customary and reasonably consistent with past practice.

                  (c) The Issuer shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Issuer and each Subsidiary of the Issuer, in accordance with GAAP consistently applied to the Issuer and its Subsidiaries taken as a whole.

                  (d) The Issuer shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or financial condition of the Issuer and their Subsidiaries taken as a whole.

SECTION 4.20.     Further Assurance to the Trustee.

                  The Issuer shall, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.

SECTION 4.21.     Limitation on Conduct of Business.

                  The Issuer and its Restricted Subsidiaries will not engage in any businesses which are not the same as, similar or related to the businesses in which the Issuer and its Restricted Subsidiaries are engaged in on the Issue Date.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION


SECTION 5.01. Limitation on Consolidation, Amalgamation, Merger and Sale of Assets.

                  (a) The Issuer will not consolidate with, amalgamate with, merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Issuer (determined on a consolidated basis for the Issuer and its Restricted Subsidiaries) as an entirety or substantially as an entirety in one transaction or a series of related transactions, to, any Person unless: (i) the Issuer, shall be the continuing Person, or the Person (if other than the Issuer)) formed by such consolidation or amalgamation or into which the Issuer, is merged or to which the properties and assets of the Issuer, are sold, assigned, transferred, leased, conveyed or otherwise disposed of shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Issuer , under this Indenture, and the Notes, and the obligations thereunder shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis the Issuer or such Person (A) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Issuer immediately prior to such transaction and (B) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under
Section 4.06 hereof; provided that a Person that is a Restricted Subsidiary may consolidate with, amalgamate with, merge with, or sell, assign, transfer, lease, convey to or otherwise dispose of all or substantially all of its assets to Guarantor may merge into the Issuer or another Restricted Subsidiary without complying with this clause (iii).

                  (b) In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Issuer shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Issuer, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

                  Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.11) will not, and the Issuer will not cause or permit any Guarantor to, consolidate with or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any Person (other than a merger of the Issuer with any Guarantor or a merger of Guarantors or a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor to the Issuer or to any other Guarantor) unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of such Guarantor under such Guarantee; and (iii) immediately before and immediately after giving effect to such transaction, no default or Event of Default shall have occurred or be continuing.

SECTION 5.02.     Successor Person Substituted.

                  Upon any consolidation amalgamation or merger, or any transfer of all or substantially all of the assets of the Issuer or any Restricted Subsidiary in accordance with Section 5.01 above, the successor corporation formed by such consolidation or amalgamation or into which the Issuer is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Restricted Subsidiary under this Indenture with the same effect as if such successor corporation had been named as the Issuer or such Restricted Subsidiary herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.


                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES


SECTION 6.01.     Events of Default.

                  The following events are "Events of Default":

                 (1) default in the payment of any principal of, or premium, if any, on the Notes when due (whether at maturity, upon redemption or otherwise);

                 (2) default in the payment of any interest on any Note when due and which default continues for 45 days or more;

                 (3) default by the Issuer or any Restricted Subsidiary in the observance or performance of any other covenant in the Notes or this Indenture for 30 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding (except in the case of a default with respect to Sections 4.17 or 5.01, which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

                 (4) failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any indebtedness of the Issuer or any Restricted Subsidiary of the Issuer, or the acceleration of the final stated maturity of such indebtedness, if, in either case, the aggregate principal amount of such indebtedness, together with the principal amount of any such indebtedness in default or failure to pay principal at final maturity or which has been accelerated, aggregates $5.0 million or more at any time and such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such final maturity or acceleration;

                 (5) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $5.0 million (net of amounts covered by insurance) shall be rendered against the Issuer or any Restricted Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

                 (6) the Issuer or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A)  commences a voluntary case,

                           (B) consents to the entry of an order for relief against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of its creditors, or

                           (E) generally is not paying its debts as they become
                  due;

                  (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against either of the Issuer or any
                  Restricted Subsidiary in an involuntary case,

                           (B) appoints a Custodian of either of the Issuer or
                  any Restricted Subsidiary or for all or substantially all of the property of either of the Issuer or any Restricted Subsidiary, or

                           (C) orders the liquidation of either of the Issuer or
                  any Restricted Subsidiary,

         and the order or decree remains unstayed and in effect for 60 days; or

                 (8) any of the Guarantees of a Material Subsidiary ceases to be in full force and effect or any of the Guarantees of a Material Subsidiary is declared to be null and void and unenforceable or any of the Guarantees of a Material Subsidiary is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with Section 10.05 hereof).

                  The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  Subject to Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default, Event of Default, Change of Control or Asset Sale or the requirement for payment of Additional Interest unless written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office of the Trustee by the Issuer or any other Person.

                 (9) any of the Guarantees of a Material Subsidiary are determined in a judicial proceeding (i) to be not in full force and effect, (ii) to be null and void and unenforceable, or (iii) to be invalid; or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with Section 10.05 hereof).

                  The Trustee may withhold notice to the holders of the Notes of any default (except in payment of principal or premium, if any, or interest on the Notes or a default in the observance or performance of Section 5.01) if the Trustee considers it to be in the best interest of the holders of the Notes to do so.

                  If an Event of Default (other than an Event of Default described in clauses (6) or (7) above) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration and the same shall become immediately due and payable; provided that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if (i) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in this Indenture, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iii) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (iv) in the event of the cure or waiver of an Event of Default of the type described in clauses (6) or (7) of the above Events of Default, the Trustee shall have received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default of the type described in clauses
(6) or (7) of the above Events of Default shall occur, the principal, premium and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

                  The holders of a majority in principal amount of the Notes then outstanding shall have the right to waive any existing default or compliance with any provision of this Indenture or the Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations provided for in this Indenture and under the TIA.

                  No holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request and offered indemnity satisfactory to the Trustee to institute such proceeding as Trustee, and unless the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Notwithstanding the foregoing, such limitations do not apply to a suit instituted on such Note on or after the respective due dates expressed in such Note.

                  The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  Subject to Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default, Event of Default, Change of Control or Asset Sale or the requirement for payment of Additional Interest unless written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office of the Trustee by the Issuer or any other Person.

SECTION 6.02.     Acceleration.

                  If an Event of Default (other than an Event of Default described in Section 6.01(6) or (7)) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration and the same shall become immediately due and payable; provided that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if (i) all Events of Default, other than non-payment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in this Indenture, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iii) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (iv) in the event of the cure or waiver of an Event of Default of the type described in clauses (6) or (7) of the above Events of Default, the Trustee shall have received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, the principal, premium and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

SECTION 6.03.     Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer.

SECTION 6.04.     Waiver of Past Defaults and Events of Default.

                  Subject to Sections 6.02, 6.08 and 8.02 hereof, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 6.05.     Control by Majority.

                  The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06.     Limitation on Suits.

                  Subject to Section 6.08 below, a Noteholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                 (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

                 (3) such Holder or Holders offer and if requested provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer, and, if requested, provision of, indemnity; and

                 (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

                  A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 6.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

                  No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Indenture or for a claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 6.08.     Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest of the Note (including Additional Interest) on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.09.     Collection Suit by Trustee.

                  If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or the Guarantors (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.10.     Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof) and the Noteholders allowed in any judicial proceedings relative to the Issuer or the Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

SECTION 6.11.     Priorities.

                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07 hereof;

                  SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

                  THIRD: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

                  The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11.

SECTION 6.12.     Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

SECTION 6.13.     Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                  ARTICLE SEVEN

                                     TRUSTEE


SECTION 7.01.     Duties of Trustee.

                  (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                          (1) The Trustee need perform only those duties that
                  are specifically set forth in this Indenture and no others.

                          (2) In the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                          (1) This paragraph does not limit the effect of
                  paragraph (b) of this Section 7.01.

                          (2) The Trustee shall not be liable for any error of
                  judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                          (3) The Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof.

                          (4) No provision of this Indenture shall require the
                  Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

                  (d) Whether or not therein expressly so provided, paragraphs
(a), (b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it in its sole discretion against any loss, liability, expense or fee.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

SECTION 7.02.     Rights of Trustee.

                  Subject to Section 7.01 hereof:

                 (1) The Trustee may conclusively rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                 (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                 (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

                 (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute gross negligence or bad faith.

                 (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 7.03.     Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.     Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Guarantee, it shall not be accountable for the Issuer's or any Guarantor's use of the proceeds from the sale of Notes or any money paid to the Issuer or any Guaranty pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, Guarantee or this Indenture other than its certificate of authentication.

SECTION 7.05.     Notice of Defaults.

                  If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal of, or premium, if any, or interest on any Note or a default in the observance or performance of any of the obligations of the Issuer under Article Five, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determine(s) that withholding the notice is in the best interest of the Noteholders.

SECTION 7.06.     Reports by Trustee to Holders.

                  If required by TIA Section 313(a), within 60 days after May 15 of any year, commencing May 15, 1999 the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).

                  Reports pursuant to this Section 7.06 shall be transmitted by mail:

                  (1) to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

                  (2) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

                  A copy of each report at the time of its mailing to Noteholders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.     Compensation and Indemnity.

                  The Issuer and the Guarantors shall pay to the Trustee and Agents from time to time such compensation for its services hereunder as the parties shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Issuer and the Guarantors shall indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Issuer and the Guarantors in writing promptly of any claim asserted against the Trustee or Agent for which it may seek indemnity. However, the failure by the Trustee or Agent to so notify the Issuer and the Guarantors shall not relieve the Issuer and Guarantors of their obligations hereunder except to the extent the Issuer and the Guarantors are prejudiced thereby.

                  Notwithstanding the foregoing, the Issuer and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes. The obligations of the Issuer and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Issuer and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article 7.

SECTION 7.08.     Replacement of Trustee.

                  The Trustee may resign by so notifying the Issuer and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor

Trustee with the Issuer's written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:

                  (1) the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section
7.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     Successor Trustee by Consolidation, Merger, etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article 7.

SECTION 7.10.     Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (2) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1).

SECTION 7.11.     Preferential Collection of Claims Against Issuer.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA ss. 311 (b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12.     Paying Agents.

                  The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

                  (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

                  (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

                  (C) that it will give the Trustee written notice within three
         (3) Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                                  ARTICLE EIGHT

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 8.01.     Without Consent of Holders.

                  The Issuer and the Guarantors, when authorized by a Board Resolution of each of them, and the Trustee may amend, waive or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

                  (1) to comply with Section 5.01 hereof;

                  (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (3) to comply with any requirements of the Commission under the TIA;

                  (4) to cure any ambiguity, defect or inconsistency;

                  (5) in reliance on an Opinion of Counsel, to make any other change that does not adversely affect the rights of any Noteholders hereunder;

                  (6) to add a Guarantor; or

                  (7) to provide for the issuance of the Exchange Notes or the Private Exchange Notes in accordance with Section 2.01 in a manner that does not adversely affect the rights of any Noteholder.

                  The Trustee is hereby authorized to join with the Issuer and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

SECTION 8.02.     With Consent of Holders.

                  The Issuer and the Guarantors (each when authorized by a Board Resolution) may direct the Trustee to modify or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance in a particular instance by the Issuer or Guarantors with any provision of this Indenture or the Notes. Subject to Section 8.04, without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                 (1) reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver to this Indenture;

                 (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note;

                 (3) reduce the principal of or premium on or change the stated maturity of any Note or change the date on which any Notes may be subject to redemption or repurchase or reduce the redemption or repurchase price therefor;

                 (4) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York;

                 (5) waive a default on the payment of the principal of, interest on, or redemption payment with respect to any Note;

                 (6) make any change in provisions of this Indenture protecting the right of each holder of Notes to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

                 (7) amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

                 (8) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the holders of Notes; or

                 (9) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

                  After an amendment, supplement or waiver under this Section
8.02 becomes effective, the Issuer shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

                  Upon the written request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the

Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 8.03.     Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.04.     Revocation and Effect of Consents.

                  Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

                  The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

                  After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (8) of Section 8.02 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 8.05.     Notation on or Exchange of Notes.

                  If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder of the Note (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06.     Trustee To Sign Amendments, etc.

                  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Issuer and Guarantors, enforceable against the Issuer and Guarantors in accordance with its terms (subject to customary exceptions).


                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE


SECTION 9.01.     Discharge of Indenture.

                  The Issuer and the Guarantors may terminate their obligations under the Notes, the Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 9.01, if there shall have been cancelled by the Trustee or delivered to the Trustee for cancellation all Notes theretofore authenticated and delivered (other than any Notes that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in Section 2.08 hereof) and the Issuer has paid all sums payable by them hereunder or deposited all required sums with the Trustee.

                  After such delivery, the Trustee upon Issuer Request shall acknowledge in writing the discharge of the Issuer's and the Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Sections 7.07, 9.05 and 9.06 hereof shall survive.

SECTION 9.02.     Legal Defeasance.

                  The Issuer may at its option, by Resolution of the Board of Directors of the Issuer, be discharged from its obligations with respect to the Notes and the Guarantors discharged from their obligations under the Guarantees on the date the conditions set forth in Section 9.04 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06 hereof, execute instruments in form and substance reasonably satisfactory to the Trustee and Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Issuer's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.11, 4.16 and 4.19 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof) and (D) this Article 9. Subject to compliance with this Article 10, the Issuer may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

SECTION 9.03.     Covenant Defeasance.

                  At the option of the Issuer, pursuant to a Resolution of the Board of Directors of the Issuer, the Issuer and the Guarantors shall be released from their respective obligations under Sections 4.02 (except for obligations mandated by the TIA), 4.05 through 4.15, 4.17 and 4.20 through 4.21, inclusive, and clause (a)(iii) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified

Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

SECTION 9.04.     Conditions to Defeasance or Covenant Defeasance.

                  The following shall be the conditions to application of
Section 9.02 or Section 9.03 hereof to the outstanding Notes:

                 (1) the Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 10 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) United States dollars and/or (B) non-callable U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding Notes at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Notes;

                 (2) no Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all of a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 9 concurrently with such incurrence), or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Issuer in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                 (3) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Issuer;

                 (4) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

                 (5) the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment Issuer under the Investment Issuer Act of 1940, as amended;

                 (6) in the case of an election under Section 9.02 above, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes or Persons in their positions will not recognize income, gain or loss for United States Federal income tax purposes solely as a result of such Legal Defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such deposit, Legal Defeasance and discharge had not occurred;

                 (7) in the case of an election under Section 9.03 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                 (8) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under
         Section 10.02 above or the Covenant Defeasance under Section 10.03 hereof (as the case may be) have been complied with;

                 (9) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Issuer with the intent of preferring the Holders of the Notes over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;

                (10) the Issuer shall have delivered to the Trustee on Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; and

                (11) the Issuer shall have paid or duly provided for payment under terms mutually satisfactory to the Issuer and the Trustee all amounts then due to the Trustee pursuant to Section 7.07 hereof.

SECTION 9.05. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

                  All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon a Issuer Request any money or U.S. Government Obligations held by it as provided in
Section 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06.     Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01 hereof; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 9.07.     Moneys Held by Paying Agent.

                  In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04 hereof, to the Issuer upon an Issuer Request (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08.     Moneys Held by Trustee.

                  Any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuer (or, if appropriate, the Guarantors) upon a Issuer Request, or if such moneys are then held by the Issuer or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and the Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.03 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuer. After payment to the Issuer or the Guarantors or the release of any money held in trust by the Issuer or any Guarantors, as the case may be, Noteholders entitled to the money must look only to the Issuer and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

                                   ARTICLE TEN

                               GUARANTEE OF NOTES


SECTION 10.01.    Guarantee.

                  Subject to the provisions of this Article 10 each Guarantor hereby jointly and severally, fully and unconditionally guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, interest and Additional Interest, if any, on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest or Additional Interest, if any, on the Notes and all other obligations of the Issuer or the Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section
7.7 hereof) and all other obligations of the Issuer Noteholders, the Trustee hereunder or under the Notes (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuer to the Holders, for whatever reason, each Guarantor will be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes or the Trustee to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Issuer.

                  Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article 10, the maturity of the obligations guaranteed hereby may be accelerated as provided in
Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

                  This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an Assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  No stockholder, officer, director, employee or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

                  The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

                  A Guarantor shall be released from all of its obligations under its Guarantee if all of its assets or Capital Stock is sold, in each case in a transaction in compliance with Section 4.11 above, or the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets in compliance with Section 5.01 above, or the Guarantor is designated an Unrestricted Subsidiary in compliance with the other terms of this Indenture, and such Guarantor has delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 10.02.    Execution and Delivery of Guarantee.

                  To further evidence the Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit G hereto, shall be endorsed on each Note authenticated and delivered by the Trustee and such Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner, as the case may be, of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

                  Each of the Guarantors hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

                  If an officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticate the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03.    Limitation of Guarantee.

                  The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

SECTION 10.04.    Additional Guarantors.

                  The Issuer covenants and agrees that it shall cause any Person which becomes a Restricted Subsidiary (other than a Foreign Restricted Subsidiary) to execute a supplemental indenture and any other documentation requested by the Trustee satisfactory in form and substance to the Trustee pursuant to which such Restricted Subsidiary shall guarantee the obligations of the Issuer under the Notes and this Indenture in accordance with this Article 10 with the same effect and to the same extent as if such Person had been named herein as a Guarantor.

SECTION 10.05.    Release of Guarantor.

                  A Guarantor shall be released from all of its obligations under its Guarantee if:

                 (i) the Guarantor has sold all of its assets or the Issuer and its Restricted Subsidiaries have sold all of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with the terms of this Indenture (including Sections 4.11, 4.17 and 5.01); provided that the Asset Sale Proceeds of such sale are applied in accordance with this Indenture;

                (ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Issuer or another Guarantor in a transaction in compliance with the terms of this Indenture (including Section 5.01); or

               (iii) the Guarantor is designated an Unrestricted Subsidiary in compliance with the terms of this Indenture (including Section 4.07);

and in each such case, the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

                  The Trustee shall execute any documents reasonably requested by the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this
Article 10.

SECTION 10.06.    Waiver of Subrogation.

                  Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.06 is knowingly made in contemplation of such benefits.


                                 ARTICLE ELEVEN

                                  MISCELLANEOUS


SECTION 11.01.    Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02.    Notices.

                  Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

                  If to the Issuer or any Guarantor:

                           PEN HOLDINGS, INC.
                           Center Court Building
                           5110 Maryland Way
                           Post Office Box 2128
                           Brentwood, TN  37027

                           Attention:  Chief Financial Officer

                           Fax Number:  (615) 371-7388

                  with, in the case of any notice furnished pursuant to Article 6, a copy to:

                           BUCHANAN INGERSOLL PROFESSIONAL CORPORATION
                           301 Grant Street
                           One Oxford Center
                           20th Floor
                           Pittsburgh, PA 15129

                           Attention:  Ronald Basso, Esq.

                           Fax Number:  (412) 562-1041

                  If to the Trustee:

                           The Bank of New York
                           101 Barclay Street, Floor 21 West
                           New York, New York 10286

                           Attention:  Corporate Trust
                                       Trustee Administration

                           Fax Number: (212) 815-5915

                  Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

                  The Issuer, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

                  Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

                  In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 11.03.    Communications by Holders with Other Holders.

                  Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04.    Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, the Issuer or such Guarantor shall furnish to the Trustee:

                  (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.    Statements Required in Certificate and Opinion.

                  Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 11.06.    Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 11.07.    Business Days; Legal Holidays.

                  A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a United States federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08.    Governing Law.

                  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 11.09.    Submission to Jurisdiction; Waiver of Immunities.

                  By the execution and delivery of this Indenture, each of the Issuer and each Guarantor acknowledges that it submits to the jurisdiction of any Federal or State court in the State of New York, Borough of Manhattan.

                  To the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Issuer and each Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Securities, to the extent permitted by law.

SECTION 11.10.    No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 11.11.    No Recourse Against Others.

                  No recourse for the payment of the principal of or premium, if any, or interest, including Additional Interest, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or any Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director or employee, as such, past, present or future, of the Issuer or of any successor corporation or against the property or assets of any such stockholder, officer, employee or director, either directly or through the Issuer or any Guarantor, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Issuer and the Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee or director of the Issuer or any Guarantor, or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.

SECTION 11.12.    Successors.

                  All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 11.13.    Multiple Counterparts.

                  The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 11.14.    Table of Contents, Headings, etc.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.15.    Separability.

                  Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                     PEN HOLDINGS, INC.


                                     By: /s/ MARK A. OLDHAM
                                        ----------------------
                                        Name:  Mark A. Oldham
                                        Title: Vice President






                                     THE ELK HORN COAL CORPORATION



                                     By: /s/ MARK A. OLDHAM
                                        ----------------------
                                        Name:  Mark A. Oldham
                                        Title: Vice President


                                     PEN COAL CORPORATION



                                     By: /s/ MARK A. OLDHAM
                                        ----------------------
                                        Name:  Mark A. Oldham
                                        Title: Vice President



                                     MARINE TERMINALS INCORPORATED



                                     By: /s/ MARK A. OLDHAM
                                        ----------------------
                                        Name:  Mark A. Oldham
                                        Title: Vice President


                                     RIVER MARINE TERMINALS, INC.


                                     By: /s/ MARK A. OLDHAM
                                        ----------------------
                                        Name:  Mark A. Oldham
                                        Title: Vice President

                                     PEN HARDWOOD COMPANY





                                     By: /s/ MARK A. OLDHAM
                                        ----------------------
                                        Name:  Mark A. Oldham
                                        Title: Vice President



                                     PEN COTTON COMPANY



                                     By: /s/ MARK A. OLDHAM
                                        ----------------------
                                        Name:  Mark A. Oldham
                                        Title: Vice President


                                     PEN COTTON COMPANY
                                        OF SOUTH CAROLINA




                                     By: /s/ MARK A. OLDHAM
                                        ----------------------
                                        Name:  Mark A. Oldham
                                        Title: Vice President



                                     THE BANK OF NEW YORK, as Trustee


                                     By: /s/ ROBERT A. MASSIMILLO
                                         ----------------------------
                                        Name:  Robert A. Massimillo
                                        Title: Assistant Vice President